Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use of our report dated March 31, 2025, with respect to the consolidated financial statements of Steakholder Foods Ltd. incorporated herein by reference.

/s/ Somekh Chaikin

Somekh Chaikin

Member Firm of KPMG International

Tel Aviv, Israel

March 31, 2025